ADDENDUM NO. 3 - TERMINATION

                                        to the

                        100% QUOTA SHARE REINSURANCE AGREEMENT

                                  between and among

                    STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY

                                         and

                     AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

          THIS ADDENDUM NO. THREE TO THE 100% QUOTA SHARE REINSURANCE AGREEMENT ("this Addendum") is made and entered into by and between STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY, Ft. Worth, Texas (the "Company") and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, Dallas, Texas (the "Reinsurer");

                                     WITNESSETH:

               WHEREAS, as the parties have previously entered into that certain 100% Quota Share Reinsurance Agreement effective as of March 1, 1992 and amended by Addenda No. 1 and 2 effective
          November  22,   1994  and   June  1,   1994,  respectively   (the
          "Agreement"); and

               WHEREAS, the parties desire to amend certain provisions of the Agreement, as more fully set forth herein;

               NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. ARTICLE XXIII - INTERMEDIARY,will read as follows and not as heretofore:

               ARTICLE XXIII - INTERMEDIARY

               Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All
               communications,   including   notices,    premiums,   return
               premiums,  commissions,   taxes,  losses,   loss  adjustment
               expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle,
               Washington   98101.    Payments   by  the  Company   to  the
               Intermediary  shall be deemed  to constitute payment  to the
               Reinsurer.   Payments by  the Reinsurer to  the Intermediary
               shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.
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          2.   The  effective date of the aforementioned amendment is March
               28, 1996.

               IT IS FURTHER HEREBY AGREED, effective 12:01 a.m., Central Standard Time, July 1, 1996, that this Agreement is terminated and reinsurance hereunder will continue to apply to the business in force at the time of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under the Agreement. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed as a matter of state law or regulation, or because a producing agent or broker has not been timely canceled, until the expiration dates on said Policies.

          ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

          IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Addendum as of the following dates:

          In Ft. Worth, Texas this      day of       , 1996.

                         STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY


                         By:

                         Title:


          In Dallas, Texas this    day of      ,1996.

                         AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


                         By:

                         Title: